Exhibit 99.2

# Ladder Capital:
# Q4 2015 Distribution Overview



## Q4 2015 Distributions per Share for Stockholders Electing Cash[1]



Cash Distributions: $0.29
Stock Distributions: $1.16

**$1.45 Total Distribution per Share**



REIT Taxable Income Distribution: $0.55
E&P Distribution: $0.90

## Estimated Book Value & Illustrative Stockholder Example[2]

### Pre-Q4 2015 Distribution



($ in millions)
$1,492
$1,571
GAAP Book Value
Undepreciated Book Value

### Post-Q4 2015 Distribution



($ in millions)
$1,463
$1,542
GAAP Book Value
Undepreciated Book Value

| | Pre-Q4 2015 Distribution | Post-Q4 2015 Distribution |
|---|---|---|
| Estimated Total Shares Outstanding (mm) | 99.351 | 107.495[3] |
| Estimated GAAP Book Value/Share | $15.02 | $13.61 |
| Estimated Undepreciated Book Value/Share | $15.81 | $14.35 |
| **Illustrative Example: 1,000,000 Share Owner**[1] | | |
| # of Shares Owned (mm) | 1.000 | 1.082 |
| % LADR Ownership | 1.0% | 1.0% (unchanged) |
| Annual Cash Dividends per Share Received ($)[4] | $1.10 | $1.10 |
| Aggregate Annual Cash Dividends Received ($) | $1,100,000 | $1,190,176 |

**Effective 8.2% Cash Dividend Increase**

(1) Reflects cash-electing stockholder receiving 20% of Q4 2015 distribution in cash and 80% in LADR shares (other than cash paid in lieu of fractional shares). Cash per share may increase based on actual stockholder elections
(2) All book values are currently shown based on 09/30/2015 for illustrative purposes
(3) Assumes new LADR shares are issued at 11/30/2015 closing price of $14.15 per share for illustrative purposes
(4) Based on projected $0.275 per quarter cash dividend per share